NEWS RELEASE

CIBC to acquire Atlantic Trust Private Wealth Management
Advances North American growth strategy for CIBC’s Wealth Management business

Toronto, April 11, 2013 – CIBC announced today that it has entered into a definitive agreement to acquire Atlantic Trust Private Wealth Management from its parent company, Invesco. Atlantic Trust manages approximately US$20 billion in assets on behalf of its clients through 12 metropolitan locations across the United States. The firm provides integrated wealth management solutions for high-net-worth individuals, families, foundations and endowments through a team of 235 relationship management, investment management, wealth strategies and support professionals.

“The Atlantic Trust acquisition aligns with our strategy to grow our wealth management business in North America,” said CIBC President and CEO Gerry McCaughey.

“Atlantic Trust provides CIBC with an attractive entry into the U.S. private wealth market, where high-net-worth personal financial assets are growing 50 per cent faster than those of the average U.S. household,” said Victor Dodig, Senior Executive Vice-President, CIBC and Group Head, Wealth Management.

“This transaction further enhances our private wealth management offering to high-net-worth clients and is consistent with our acquisition of MFS McLean Budden in Canada,” said Dodig.  “It also strengthens our position in the U.S. market where we have established a presence in asset management through our separate and strategic investment in American Century.”

Atlantic Trust, under the leadership of Jack S. Markwalter, Jr., Chairman and CEO, was recognized in 2013 by Private Asset Management as the Best Wealth Manager: Long-Term Performance (3 years)1 among firms with more than US$5 billion in assets under management and has been recognized by Barron’s as one of the Top 40 Wealth Managers.2

“CIBC and Atlantic Trust share a commitment to delivering personalized service and a high level of value to clients,” said Martin L. Flanagan, President and CEO of Invesco Ltd. “CIBC will build on Atlantic Trust’s legacy of investment excellence, strategic wealth planning and extraordinary service to further enhance the firm’s ability to deliver meaningful solutions for high-net-worth clients across the U.S.”

Under the terms of the transaction, CIBC will acquire Atlantic Trust for US$210 million, in an all-cash transaction that is expected to close in the second half of 2013 and will be accretive to adjusted earnings per share in fiscal 2014.  At closing, the transaction is expected to reduce CIBC's Basel III Common Equity Tier 1 ratio by approximately 20 basis points on a pro forma basis as at January 31, 2013.

About CIBC

CIBC is a leading Canadian-based global financial institution. Through our Retail and Business Banking, Wealth Management and Wholesale Banking businesses, CIBC provides a full range of financial products to individual, small business, commercial, corporate and institutional clients in Canada and around the world.

CIBC Wealth Management provides a comprehensive suite of wealth-building services through an extensive distribution network that includes CIBC Private Wealth Management, CIBC Wood Gundy and CIBC Investor’s Edge, to a broad range of self-directed investors, high-net-worth individuals, and institutional clients. In addition CIBC Private Wealth Management meets the unique needs of high-net-worth clients through a full range of integrated advisory capabilities and solutions including exclusive private banking services, customized financial planning and investment advice, trust and estate solutions. CIBC Asset Management provides global money manager services to institutional and high-net-worth clients and industry-leading retail investment solutions through our two mutual fund families – CIBC and Renaissance – and the CIBC family of managed portfolio solutions.

About Atlantic Trust

Atlantic Trust is one of the United States’ leading private wealth management firms, offering integrated wealth management for high-net-worth individuals, families, foundations and endowments. The firm considers clients’ financial, trust, estate planning and philanthropic needs in developing customized asset allocation and investment management solutions. Experienced professionals deliver a broad range of solutions, including proprietary investment offerings and a robust multi-manager investment platform of traditional and alternative managers. For more information, visit www.atlantictrust.com.

About Invesco

Invesco Ltd. is a leading, independent, global investment management firm dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high-net-worth clients around the world.  Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS: From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including in this press release report, in other filings with Canadian securities regulators or the U.S. Securities and Exchange Commission and in other communications. These statements include, but are not limited to, statements about our operations, business lines, financial condition, risk management, priorities, targets, ongoing objectives, strategies and outlook. Forward-looking statements are subject to inherent risks and uncertainties that may be general or specific. A variety of factors, many of which are beyond our control, could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. We do not undertake to update any forward-looking statement except as required by law.

For further information: CIBC Investor enquiries: Geoffrey Weiss, (416) 980-5093; Media enquiries: Kevin Dove, (416) 980-8835. Invesco/Atlantic Trust media inquiries: Bill Hensel, (404) 479-2886

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1 As named by Private Asset Management (February 2013)

2 Barron’s:  ranked by client assets in accounts of $5 million or more as of June 30, 2012